Exhibit 32

CERTIFICATION

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of Embecta Corp. for the quarter ended December 31, 2021 (the “Report”) for the purpose of complying with Rule 13a – 14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Devdatt Kurdikar, the Chief Executive Officer of Embecta Corp., certify that:

1.	such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Embecta Corp.

Date: March 16, 2022

/s/ Devdatt Kurdikar
Devdatt Kurdikar
President and Chief Executive Officer

CERTIFICATION

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of Embecta Corp. for the quarter ended December 31, 2021 (the “Report”) for the purpose of complying with Rule 13a – 14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Jacob Elguicze, the Chief Financial Officer of Embecta Corp., certify that:

1.	such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Embecta Corp.

Date: March 16, 2022

/s/ Jacob Elguicze
Jacob Elguicze
Chief Financial Officer